UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

STARK FOCUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-237100	32-0610316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

570 Lexington Avenue, 41st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 348-9369

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 21, 2026, the Board of Directors (the “Board”) of Stark Focus Group, Inc. (the “Company”) unanimously approved the appointment of Matthew Szot to be the Company’s new Chief Financial Officer, effective on October 8, 2026 (the “Effective Date”). Mr. Szot will take over the position of the Chief Financial Officer from John Lipman, who will remain our Chief Executive Officer. Mr. Szot will report to the Chief Executive Officer.

Mr. Szot does not have a family relationship with any member of the Board or any executive officer of the Company and is not a party to any transaction that would be disclosed under Item 404(a) of Regulation S-K. Other than the Executive Agreement, there are no arrangements or understandings between Mr. Szot and any other person and the Company pursuant to which Mr. Szot was appointed to serve in the capacity of the Chief Financial Officer.

Mr. Szot, 52, is the Chairman of the Board of Directors of SenesTech, Inc. (Nasdaq: SNES), a position he has held since May 2026. He has served as a director of SenesTech since December 2015. He is also the Chief Financial Officer of Cadrenal Therapeutics, Inc., a late-stage biopharmaceutical company where he has served since May 2022. From March 2010 to November 2021, Mr. Szot served as the Chief Financial Officer of S&W Seed Company, an agricultural seed biotechnology company. Since September 2020, Mr. Szot has served on the board of directors and as Chairman of the Audit and Compensation committees of INVO Fertility, Inc., a healthcare services fertility company. From June 2018 to August 2019, Mr. Szot served on the board of directors and as Chairman of the Audit Committee of Eastside Distilling, Inc. a then-Nasdaq-listed craft spirits company which merged with Beeline Holdings, Inc.. From February 2007 to October 2011, Mr. Szot served as Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly-traded and privately-held companies. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot has a Bachelor of Science degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the state of California. We believe that Mr. Szot is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present chief financial officer and director of other public and private companies.

Executive Agreement

In connection with Mr. Szot’s appointment to serve as Chief Financial Officer, the Company and Mr. Szot entered into an Executive Agreement, dated September 21, 2026 (the “Executive Agreement”). Under the terms of the Executive Agreement, Mr. Szot’s employment will commence on October 8, 2026 (the “Commencement Date”). Mr. Szot will receive an initial annual base salary of $450,000, subject to annual review for increase (but not decrease).

The Executive Agreement has an initial one-year term beginning on the Commencement Date and will automatically renew for successive one-year terms unless either party provides at least 60 days’ prior written notice of non-renewal. The Company’s decision not to renew the Executive Agreement is deemed a termination without cause. The first six months of the initial term constitute a probationary period, during which the Company may terminate Mr. Szot’s employment at any time, with or without cause, subject to a lump-sum severance payment equal to four weeks of base salary, conditioned upon execution of a general release of claims.

Mr. Szot is eligible to earn an annual cash bonus targeted at 50% of his base salary, based upon the achievement of performance targets established by the Board in its sole discretion. No annual bonus is earned unless the applicable performance targets are met. Mr. Szot is also eligible to participate in the Company’s Long-Term Incentive (“LTI”) program under the Stark Focus Group Inc. Equity Incentive Plan and to receive LTI awards with a target value of 50% to 75% of base salary each year, commencing in 2027, subject to Board approval in its sole discretion.

In addition, promptly following (and in no event later than 30 days after) the date on which the Company’s Common Stock is first listed and begins trading on The Nasdaq Stock Market LLC (the “Uplisting Date”), the Company will grant Mr. Szot fully vested equity awards of Common Stock having an aggregate grant date fair value of $200,000 (the “Uplisting Equity Award”), subject to the terms of the Stark Focus Group Inc. Equity Incentive Plan. Mr. Szot must be employed in good standing on the Uplisting Date to receive the Uplisting Equity Award. If Mr. Szot’s employment ends before the Uplisting Date due to a termination without cause, a resignation for good reason, or the Company’s decision not to renew the Executive Agreement, and the Uplisting Date occurs within six months thereafter, the Company will pay Mr. Szot $200,000 in cash in lieu of the Uplisting Equity Award.

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In the event of a termination without cause or a resignation for good reason after the expiration of the probationary period, and subject to Mr. Szot’s execution and non-revocation of a general release of claims, (i) all time-based unvested equity awards granted under the Stark Focus Group Inc. Equity Incentive Plan will accelerate and vest, and (ii) Mr. Szot will be entitled to receive a severance payment equal to three months of his then-current base salary, plus any annual bonus to which he is entitled at the time of termination. In the event of a termination for cause or a voluntary termination (other than a resignation for good reason), Mr. Szot will be entitled only to accrued compensation through the date of termination and will not receive any severance. “Cause” is defined to include, among other things, repeated failure to perform duties, fraud, conviction of a felony, willful misconduct, and material breach of the Executive Agreement. “Good Reason” includes a material diminution in base salary, a material breach by the Company, or a relocation of Mr. Szot’s principal place of employment by more than 30 miles from Carlsbad, California, subject to notice and cure requirements.

The Executive Agreement also contains customary provisions relating to confidentiality, intellectual property assignment, and D&O insurance coverage.

The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Executive Employment Agreement between Stark Focus Group, Inc. and Matthew Szot, dated September 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK FOCUS GROUP, INC.

Date: September 25, 2026	By:	/s/ John Lipman
Name: John Lipman
Title: Director, Chief Executive Officer, and Chief Financial Officer

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